EXHIBIT 10.3

AMENDED AND RESTATED PLEDGE AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AGREEMENT (the “Agreement”), dated as of June 10, 2008, is made and given by WINMARK CORPORATION, a Minnesota corporation (the “Pledgor”), to LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Secured Party”), for the ratable benefit of the Secured Party and the Lenders (as defined below).

RECITALS

A.            The Pledgor, Wirth Business Credit, Inc. a Minnesota corporation (“WBC”), Winmark Capital Corporation, a Minnesota corporation (“WCC”), Grow Biz Games, Inc., a Minnesota corporation (“Grow Biz”, and together with the Pledgor, WBC and WCC, the “Loan Parties”), and the Secured Party have entered into a Credit Agreement dated as of September 30, 2004 (as amended, the “Existing Credit Agreement”).

B.            The Pledgor is the owner of the equity interests described in Schedule I hereto (the “Pledged Shares”) issued by the business organizations named thereon.

C.            As a condition precedent to the obligation of the Secured Party to extend credit accommodations pursuant to the terms of the Existing Credit Agreement, the Pledgor executed and delivered to the Secured Party a Pledge Agreement dated as of September 30, 2004 (as amended, the “Existing Pledge Agreement”).

D.            The Loan Parties and the Secured Party have agreed to amend and restate the Existing Credit Agreement pursuant to the terms and conditions set forth in that certain Amended and Restated Revolving Credit Agreement of even date herewith (the “Amended and Restated Credit Agreement”) by and among the Loan Parties, each lender from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and the Secured Party, as a Lender and as agent for the Lenders.

E.             It is a condition precedent to the obligations of the Secured Party and the Lenders to extend credit and certain other accommodations pursuant to the terms of the Amended and Restated Credit Agreement that this Agreement be executed and delivered by the Pledgor.

F.             The Pledgor finds it advantageous, desirable and in the best interests of the Pledgor to comply with the requirement that this Agreement be executed and delivered to the Secured Party.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party and the Lenders to enter into the Amended and Restated Credit Agreement and to extend credit and certain other accommodations to the Pledgor thereunder, the Pledgor hereby agrees with the Secured Party, for the ratable benefit of the Secured Party and the Lenders, as follows:

Section 1.       Defined Terms.

1(a)    As used in this Agreement, the following terms shall have the meanings indicated:

“Collateral”:  As defined in Section 2.

“Event of Default”:  As defined in Section 11.

“Lien”:  Any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

“Obligations”:  (a) All indebtedness, liabilities and obligations of the Loan Parties to the Secured Party and the Lenders of every kind, nature or description under the Amended and Restated Credit Agreement, including the Loan Parties’ obligation on any promissory note or notes issued under the Amended and Restated Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof, and (b) all liabilities of the Pledgor under this Agreement, in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Person”:  Any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Pledged Shares”:  As defined in Recital B above.

“Security Interest”:  As defined in Section 2.

1(b)         Terms Defined in Uniform Commercial Code.  All other terms used in this Agreement that are not specifically defined herein or the definitions of which are not incorporated herein by reference shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota as it may be amended, revised, supplemented or modified from time to time, to the extent such other terms are defined therein.

1(c)         Singular/Plural, Etc.  Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, and “or” has the inclusive meaning represented by the phrase “and/or.”  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”   The words “hereof,” “herein,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to Sections are references to Sections in this Amended and Restated Pledge Agreement unless otherwise provided.

Section 2.          Pledge.  As security for the payment and performance of all of the Obligations, the Pledgor hereby pledges and grants to the Secured Party, for the ratable benefit of the Secured Party and the Lenders, a security interest (the “Security Interest”) in the following, including any securities account containing a securities entitlement with respect to the following (the “Collateral”):

2(a)      The Pledged Shares and the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares.

2(b)      All additional equity interests of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

2(c)      All proceeds of any and all of the foregoing  (including proceeds that constitute property of types described above).

Section 3.          Delivery of Collateral.  All certificates and instruments representing or evidencing the Pledged Shares which have not been previously delivered to the Secured Party shall be delivered to the Secured Party contemporaneously with the execution of this Agreement.  All certificates and instruments representing or evidencing Collateral received by the Pledgor after the execution of this Agreement shall be delivered to the Secured Party promptly upon the Pledgor’s receipt thereof.  All such certificates and instruments shall be held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.  With respect to all Pledged Shares consisting of uncertificated securities, book-entry securities or securities entitlements, the Pledgor shall either (a) execute and deliver, and cause any necessary issuers or securities intermediaries to execute and deliver, control agreements in form and substance satisfactory to the Secured Party covering such Pledged Shares, or (b) cause such Pledged Shares to be transferred to the name of the Secured Party.  The Secured Party shall have the right at any time, whether before or after an Event of Default, to cause any or all of the Collateral to be transferred of record into the name of the Secured Party or its nominee for the ratable benefit of the Secured Party and the Lenders (but subject to the rights of the Pledgor under Section 6) and to exchange certificates representing or evidencing Collateral for certificates of smaller or larger denominations.  If the Collateral is in the possession of a bailee, the Pledgor will join with the Secured Party in notifying the bailee of the interest of the Secured Party and in obtaining from the bailee an acknowledgement that it hold the Collateral for the benefit of the Secured Party.

Section 4.          Certain Warranties and Covenants.  The Pledgor makes the following warranties and covenants:

4(a)      The Pledgor has title to the Pledged Shares and will have title to each other item of Collateral hereafter acquired, free of all Liens except the Security Interest and Liens permitted by the Amended and Restated Credit Agreement.

4(b)      The Pledgor has full corporate power and authority to execute this Pledge Agreement, to perform the Pledgor’s obligations hereunder and to subject the Collateral to the Security Interest created hereby

4(c)      No financing statement covering all or any part of the Collateral is on file in any public office (except for any financing statements filed by the Secured Party).

4(d)      The Pledged Shares have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable.  The certificates representing the Pledged Shares are genuine.  The Pledged Shares are not subject to any offset or similar right or claim of the issuers thereof.

4(e)      The Pledged Shares constitute the percentage of the issued and outstanding shares of stock of the respective issuers thereof indicated on Schedule I (if any such percentage is so indicated).

4(f)       The Pledgor’s federal tax identification number and organizational identification number are set forth on the signature page of this Agreement.

Section 5.          Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Pledgor execute and deliver such instruments or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).

Section 6.          Voting Rights; Dividends; Etc.

6(a)      Subject to paragraph (d) of this Section 6, the Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Shares or any other stock that becomes part of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgor shall not exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Collateral or any material part thereof as such (which shall not be deemed, for purposes of this Section 6, to include actions which effect or may effect the underlying value of the respective issuer thereof,  such as actions to approve a merger, statutory exchange or asset disposition not prohibited by the Credit Agreement and actions to elect directors).

6(b)      Subject to paragraph (e) of this Section 6, the Pledgor shall be entitled to receive, retain, and use in any manner not prohibited by the Credit Agreement any and all dividends paid in respect of the Collateral.

6(c)      The Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that  it is entitled to exercise pursuant to Section 6(a) hereof and to receive the dividends that it is authorized to receive and retain pursuant to Section 6(b) hereof.

6(d)      Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the right in its sole discretion, and the Pledgor shall execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6(a) hereof, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Secured Party shall not be deemed to possess or have control over any voting rights with respect to any Collateral (and the Pledgor shall have no obligation to execute or deliver any proxies or other instruments) unless and until the Secured Party has given written notice to the Pledgor that any further exercise of such voting rights by the Pledgor is prohibited and that the Secured Party and/or its assigns will henceforth exercise such voting rights; and provided, further, that neither the registration of any item of Collateral in the Secured Party’s name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Secured Party of any such Collateral in satisfaction of the Obligations or any part thereof.

6(e)      Upon the occurrence and during the continuance of any Event of Default, without notice from the Secured Party:

(i)            all rights of the Pledgor to receive the dividends that it would otherwise be authorized to receive and retain pursuant to Section 6 (b) hereof shall cease, and all such rights shall thereupon become vested in the Secured Party, for the ratable benefit of the Secured Party and the Lenders, who shall thereupon have the sole right to receive and hold such dividends as Collateral, and

(ii)           all payments of dividends that are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 6 (e) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Secured Party as Collateral in the same form as so received (with any necessary indorsement).

Section 7.          Transfers and Other Liens; Additional Shares.

7(a)      Except as may be permitted by the Credit Agreement, the Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any Lien, upon or with respect to any of the Collateral.  Upon any sale, assignment or other disposition of any of the Collateral permitted by the Amended and Restated Credit Agreement, such Collateral shall be considered, automatically and without any further action on the part of the Pledgor or the Secured Party, to be released from the Security Interest, the Secured Party shall return to the Pledgor such Collateral if then in its possession (together with all related instruments of transfer and assignments in blank), and the Secured Party shall, upon the request and at the expense of the Pledgor, thereafter promptly execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request evidencing such release, including complete or partial (as appropriate) releases of relevant financing statements.

7(b)      The Pledgor agrees that it will (i) cause each issuer of the Pledged Shares that it controls not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to the Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of the Pledged Shares.

Section 8.          Secured Party Appointed Attorney-in-Fact.  The Pledgor hereby appoints the Secured Party the Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in the Secured Party’s good-faith discretion, to take any action and to execute any instrument that the Secured Party may reasonably believe necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 6 hereof), in a manner consistent with the terms hereof, including, without limitation (subject to the rights of the Pledgor under Section 6 hereof), to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

Section 9.          Secured Party May Perform.  The Pledgor hereby authorizes the Secured Party to file financing statements with respect to the Collateral (including financing statements containing a broader description of the Collateral than the description set forth herein).  If the Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the reasonable out-of-pocket expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor under Section 14 hereof.

Section 10.        The Secured Party’s Duties.  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind.  Except for the safekeeping of any Collateral in its possession, the accounting for monies and for other properties actually received by it hereunder, and as otherwise expressly set forth herein, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.  The Secured Party will take action in the nature of exchanges, conversions, redemption, tenders and the like requested in writing by the Pledgor with respect to any of the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

Section 11.        Default.  Each of the following occurrences shall constitute an Event of Default under this Agreement:  (a) the Pledgor shall fail to comply with any agreement, covenant or term contained in Section 5 or 14 of this Agreement and such failure to comply shall continue for thirty (30) calendar days after whichever of the following dates is the earliest:  (i) the date the Pledgor gives notice of such failure to the Secured Party, (ii) the date the Pledgor should have given notice of such failure to the Secured Party pursuant to Section 10.1.6 of the Amended and Restated Credit Agreement, and (iii) the date the Secured Party gives notice of such failure to the Pledgor; or (b) the Pledgor shall fail to observe or perform any covenant or agreement applicable to the Pledgor under this Agreement not specified in clause (a), above; or (c) any representation or warranty made by the Pledgor in this Agreement or in any financial statements, reports or certificates herewith or at any time hereafter submitted by or on behalf of the Pledgor to the Secured Party pursuant to this Agreement shall prove to have been false or misleading in any material respect when made; or (d) any Event of Default shall occur under the Amended and Restated Credit Agreement.

Section 12.        Remedies upon Default.  If any Event of Default shall have occurred and be continuing:

12(a)    The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under Revised Article 9 of the Uniform Commercial Code as adopted in the State of Minnesota (the “Code”) in effect at that time (whether or not the Code then applies to the affected Collateral), and may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as are commercially reasonable.  The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned, to the extent commercially reasonable.  The Pledgor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

12(b)    The Secured Party may notify any Person obligated on any of the Collateral that the same has been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be.  The Pledgor shall join in giving such notice, if the Secured Party so requests.  The Secured Party may, in the Secured Party’s name or in the Pledgor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Person.

12(c)    Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including any expenses of the Secured Party payable pursuant to Section 13 hereof).

Section 13.        Waiver of Certain Claims.  The Pledgor acknowledges that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the “Securities Act”), with respect to any disposition of the Collateral permitted hereunder.  The Pledgor understands that compliance with the Securities Act may very strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any portion of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral or any portion thereof may dispose of the same.  There may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any portion of the Collateral under the applicable Blue Sky or other securities laws or similar laws analogous in purpose or effect.  The Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment only and not to engage in a distribution or resale thereof in violation of the Securities Act.  The Pledgor agrees that the Secured Party shall not incur any liability, and any liability of the Pledgor for any deficiency shall not be impaired, as a result of the sale of the Collateral or any portion thereof at any such private sale in a manner that is commercially reasonable (within the meaning of Section 9-610 of the Uniform Commercial Code).

The Pledgor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party shall accept the first offer received and does not offer any portion of the Collateral to more than one possible purchaser.  The Pledgor further agrees that the Secured Party has no obligation to delay sale of any Collateral for the period of time necessary to permit the issuer of such Collateral to qualify or register such Collateral for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if said issuer would agree to do so.  Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Secured Party were to place all or any portion of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Collateral for its own account, or if the Secured Party placed all or any portion of the Collateral privately with a purchaser or purchasers.

Section 14.        Costs and Expenses; Indemnity.  The Pledgor will pay or reimburse the Secured Party on demand for all reasonable out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party or any Lender in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest.  The Pledgor shall indemnify and hold the Secured Party and each Lender harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or the Secured Party’s or any Lender’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party’s or such Lender’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  Any liability of the Pledgor to indemnify and hold the Secured Party or each Lender harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest.  The obligations of the Pledgor under this Section shall survive any termination of this Agreement.

Section 15.        Waivers and Amendments; Remedies.  This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party (and, in the case of a modification or amendment, by the Pledgor).  A waiver so signed shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party.  All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.

Section 16.        Notices.  Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 17.        Pledgor Acknowledgements.  The Pledgor hereby acknowledges that (a) the Pledgor has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Secured Party has no fiduciary relationship to the Pledgor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Pledgor or the Secured Party.

Section 18.        Continuing Security Interest; Assignments under Credit Agreement.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations and the expiration of the obligation, if any, of the Secured Party and the Lenders to extend credit and certain other accommodations to the Loan Parties under the Amended and Restated Credit Agreement, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of, and be enforceable by, the Secured Party, the Lenders and their successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person to the extent and in the manner provided in the Credit Agreement, and may similarly transfer all or any portion of its rights under this Pledge Agreement to such Persons.

Section 19.        Termination of Security Interest.  Upon payment in full of the Obligations and the expiration of any obligation of the Secured Party and the Lenders to extend credit and certain other accommodations to the Loan Parties under the Amended and Restated Credit Agreement, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor.  Upon any such termination, the Secured Party will return to the Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof (together with all related instruments of transfer and assignments in blank) and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.  Any reversion or return of the Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Pledgor and shall be without warranty by, or recourse on, the Secured Party or any Lender.  As used in this Section, “Pledgor” includes any assigns of Pledgor, any Person holding a subordinate security interest in any part of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Section 20.        Governing Law and Construction.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS; PROVIDED, HOWEVER, THAT NO EFFECT SHALL BE GIVEN TO CONFLICT OF LAWS PRINCIPLES OF THE STATE OF MINNESOTA, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF MINNESOTA.  Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 21.        Consent to Jurisdiction.  AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY, MINNESOTA; AND THE PLEDGOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT THE PLEDGOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 22.        Waiver of Jury Trial.  EACH OF THE PLEDGOR AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 23.        Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 24.        General.  All representations and warranties contained in this Agreement or in any other agreement between the Pledgor, the Secured Party and the Lenders shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.  The Pledgor waives notice of the acceptance of this Agreement by the Secured Party.  Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

Section 25.        Existing Pledge Agreement.  This Agreement amends and restates in its entirety the Existing Pledge Agreement, provided that the obligations of the Pledgor under the Existing Pledge Agreement shall continue under this Agreement unabated, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Pledgor has caused this Amended and Restated Pledge Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

PLEDGOR:

WINMARK CORPORATION

By:	/s/ Brett D. Heffes
Name:	Brett D. Heffes
Title:	Chief Financial Officer and Treasurer

Federal tax identification number: 41-1622691
Organizational identification number: MN5Z-841

Address for Pledgor:

Winmark Corporation
4200 Dahlberg Drive
Suite 100
Minneapolis, MN 55422-4837
Attention: Vice President and General Counsel
Telephone: (763) 520-8500
Fax: (763) 520-8410

Address for the Secured Party:

LaSalle Bank National Association
135 South LaSalle Street, Suite 1152
Chicago, IL 60603
Attention: Quinn Richardson
Telephone: (312) 992-2160
Facsimile: (312) 904-6546

S-1

Schedule I
Pledged Stock

Pledgor owns 100% of the outstanding capital stock of each of the following:

Issuer	Class of Stock	Certificate Number	Par Value	Number of Outstanding Shares
Wirth Business Credit, Inc.	Common	02	$.01	100
Winmark Capital Corporation	Common	01	$.01	100
Grow Biz Games, Inc.	Common	2	$.01	1,000